AGREEMENT

This agreement shall describe the arrangement for services and rent to Summit Financial Relations, Inc. beginning on April 1, 2001. This document represents the entire agreement and can only be changed by a vote of the Board of Directors of EasyWeb, Inc.

o EasyWeb, Inc. shall pay Summit Financial annual rent in the amount of $4000, beginning April 1, 2001, until April 1, 2002. At that time, the issue of rent shall be re-addressed by the two companies.

o EasyWeb, Inc. shall pay Summit Financial an hourly fee of $15 per hour for bookkeeping and accounting services. All Company expenses incurred by Summit Financial on behalf of EasyWeb, inc. shall be passed on and billed to EasyWeb, Inc. at their cost.

o All time and services related to content for websites, website design, sales, and management administration, provided to EasyWeb, Inc., by Summit Financial Relations, Inc. or David C. Olson, shall be provided free of charge to EasyWeb, Inc., until a time at which the Board of Directors of EasyWeb, Inc. determines that the Company has sufficient cash flow, EBITDA, or earnings in order to provide compensation to Summit Financial Relations, Inc. or to David C. Olson on behalf of their work for the company.


David C. Olson
/s/ David C. Olson
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On behalf EasyWeb, Inc. and Summit Financial Relations, Inc.

Robert R. Zappa

/s/ Robert R. Zappa
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Board member, EasyWeb, Inc.